UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

YELLOWSTONE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1411 Harney Street Omaha Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 225-6511

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	YSACU	The NASDAQ Stock Market LLC
Class A common stock, $0.0001 par value included as part of the units	YSAC	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	YSACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2020, the Registration Statement on Form S-1 (File No. 333-249035) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Yellowstone Acquisition Company, a Delaware corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On October 26, 2020, the Company consummated the IPO of 12,500,000 units of the Company (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value (the “Class A common stock”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $125,000,000.00 (before underwriting discounts and commissions and offering expenses). BOC Yellowstone LLC, a subsidiary of Boston Omaha Corporation (NASDAQ:BOMN) acted as the sponsor in the IPO (the “Sponsor”). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated October 21, 2020, between the Company and Wells Fargo Securities, LLC, as representative of the several underwriters, which contains customary representations and warranties and indemnification of the underwriters by the Company, (attached hereto as Exhibit 1.1);

●	a Second Amended and Restated Sponsor Warrants Purchase Agreement, dated October 21, 2020, between the Company and BOC Yellowstone LLC, pursuant to which the Sponsor purchased 7,500,000 warrants, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants”) (attached hereto as Exhibit 10.1);

●	a Second Amended and Restated Sponsor Share Subscription Agreement, dated October 21, 2020, between the Company and the Sponsor, pursuant to which the Sponsor purchased 3,593,750 shares of the Company’s Class B common stock (up to 468,750 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) (attached hereto as Exhibit 10.2);

●	a Warrant Agreement, dated October 21, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement (attached hereto as Exhibit 4.1);

●	an Investment Management Trust Agreement, dated October 21, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement (attached hereto as Exhibit 10.3);

●	a Registration Rights Agreement, dated October 21, 2020, between the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor (attached hereto as Exhibit 10.4);

●	a Letter Agreement, dated October 21, 2020, by and among the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any Class A common stock held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 15 months; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor (attached hereto as Exhibit 10.5); and

●	Indemnity Agreements, each dated October 21, 2020, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company (attached hereto as Exhibits 10.6-10.11).

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 7,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating total proceeds of $7,500,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption (except in limited circumstances) and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by. the Warrant Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2020, in connection with the IPO, Sydney C. Atkins, David J. Bronczek and Shanna N. Khan (the “New Directors” and, together with Adam K. Peterson and Alex B. Rozek, the “Directors”) were appointed to the board of directors of the Company (the “Board”).

Each of the New Directors will serve as members of the audit committee, with Ms. Khan serving as chair of the audit committee. Each of Mr. Bronczek and Ms. Atkins will serve as members of the compensation committee, with Mr. Bronczek serving as chair of the compensation committee.

Following the appointment of the New Directors, the Board is comprised of the following three classes: the term of office of the first class of directors, Class I, consists of Ms. Khan and will expire at the Company’s first annual meeting; the term of office of the second class of directors, Class II, consists of Ms. Atkins and Mr. Bronczek and will expire at the Company’s second annual meeting; and the term of office of the third class of directors, Class III, consists of Mr. Peterson and Mr. Rozek and will expire at the Company’s third annual meeting.

None of the Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to Certificate of Incorporation.

On October 21, 2020, the Company adopted its Amended and Restated Certificate of Incorporation. On October 23, 2020, the Company adopted a Certificate of Correction to its Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein. The Certificate of Correction to the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

A total of $127,500,000 of the net proceeds from the IPO and the Private Placement (which includes approximately $4,375,000 of the underwriters’ deferred discount) were placed in a trust account established for the benefit of the holders of the Class A common stock included in the Units issued in the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 15 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company is unable to complete its initial business combination within 15 months from the closing of the IPO, subject to applicable law.

On October 21, 2020, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.  On October 26, 2020, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
1.1	Underwriting Agreement between the Company and Wells Fargo Securities LLC, as representative of the several underwriters, dated October 19, 2020.
3.1	Amended and Restated Certificate of Incorporation, dated October 19, 2020.
3.2	Certificate of Correction of Amended and Restated Certificate of Incorporation, dated October 21, 2020.
4.1	Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as agent, dated October 21, 2020.
10.1	Second Amended and Restated Sponsor Warrants Purchase Agreement between the Company and BOC Yellowstone LLC, dated October 21, 2020.
10.2	Second Amended and Restated Securities Subscription Agreement, dated October 21, 2020.
10.3	Investment Management Trust Agreement, dated October 21, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee.
10.4	Registration Rights Agreement between the Company and BOC Yellowstone LLC, dated October 21, 2020.
10.5	Letter Agreement between the Company, BOC Yellowstone LLC and each of the officers and directors of the Company, dated October 21, 2020.
10.6	Indemnity Agreement by and between the Company and Sydney Atkins, dated October 21, 2020.
10.7	Indemnity Agreement by and between the Company and David Bronczek, dated October 21, 2020.
10.8	Indemnity Agreement by and between the Company and Shanna Khan, dated October 21, 2020.
10.9	Indemnity Agreement by and between the Company and Adam Peterson, dated October 21, 2020.
10.10	Indemnity Agreement by and between the Company and Alex Rozek, dated October 21, 2020.
10.11	Indemnity Agreement by and between the Company and Joshua Weisenburger, dated October 21, 2020.
99.1	Press Release, dated October 21, 2020.
99.2	Press Release, dated October 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2020

YELLOWSTONE ACQUISITION COMPANY

By:	/s/ Joshua P. Weisenburger
Name:	Joshua P. Weisenburger
Title:	Chief Financial Officer

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